SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                                December 27, 2001
                Date of Report (Date of earliest event reported)


                              POORE BROTHERS, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                     1-14556                   86-0786101
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
      of incorporation)                                      Identification No.)


                           3500 South La Cometa Drive
                             Goodyear, Arizona 85338
               (Address of principal executive offices) (zip code)


                                 (623) 932-6200
              (Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS

     On December 27, 2001, Poore Brothers, Inc. (the "Company") completed the sale of 586,855 shares of common stock, $0.01 par value ("Common Stock"), to BFS US Special Opportunities Trust PLC, a fund managed by Renaissance Capital Group, Inc., in a private placement transaction. The net proceeds of the transaction are expected to be utilized by the Company for general corporate purposes and to reduce the Company's outstanding indebtedness. Pursuant to the Share Purchase Agreement dated December 27, 2001, by and between the Company and the investor, the Company has agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the newly issued shares of Common Stock. The registration statement is required to be filed no later than 120 days after the closing date and is required to be declared effective within 90 days after the filing date.

     On January 10, 2002, the Registrant issued a press release announcing the transaction. A copy of the Press Release is attached hereto as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)  Exhibits

          Exhibit No.                        Exhibit
          -----------                        -------

             10.1 Share Purchase Agreement, dated December 27, 2001, between BFS US Special Opportunities Trust PLC and Poore Brothers, Inc.

             99.1 Press Release issued by Poore Brothers, Inc. on January 10, 2002.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: January 10, 2002                  POORE BROTHERS, INC.


                                        By: /s/ Thomas W. Freeze
                                            ------------------------------------
                                            Thomas W. Freeze
                                            Senior Vice President &
                                            Chief Financial Officer

                                  EXHIBIT INDEX

EXHIBIT NUMBER                           DESCRIPTION
--------------                           -----------

     10.1 Share Purchase Agreement, dated December 27, 2001, between BFS US Special Opportunities Trust PLC and Poore Brothers, Inc.

     99.1        Press Release issued by Poore Brothers, Inc. dated January 10,
                 2002